STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

10/01/2025

Work Order Item Number:	W2025100102122-4755326
Filing Number:	20255211878
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	9/30/2025 4:09:00 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E47135062025-8

Entity Name: SONIC LIGHTING, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

Vcorp Agent Services, Inc.

701 S. Carson Street, Suite 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number **E47135062025-8**
[signature]	Filing Number **20255211878**
Secretary of State State Of Nevada	Filed On **9/30/2025 4:09:00 PM**
	Number of Pages **2**

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☒ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: SONIC LIGHTING, INC. Entity or Nevada Business Identification Number (NVID): NV20253305536
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series	The original class or series of stock being amended within this filing:

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF DESIGNATION
OF
SONIC LIGHTING, INC.

SONIC LIGHTING, INC., a Nevada corporation (the "Corporation"), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation's, certificate of designation of series A preferred stock as amended (the "Certificate of Designation of Series A Preferred Stock").

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 78.390 of the Nevada Revised Statutes and shall become effective upon filing of this Certificate of Amendment to Certificate of Designation with the Secretary of State of Nevada (the "Effective Time").

THIRD: the second paragraph of the Certificate of Designation of Series A Preferred Stock is hereby amended in its entirety and replaced with the following:

"**RESOLVED,** that, pursuant to Article 3 of the Articles, the Board hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of TWENTY MILLION (20,000,000) shares, par value $0.0001 per share, to be designated "Series A Preferred Stock" (each such share, a " Series A Preferred Share"); and be it

At the Effective Time, every one (1) outstanding Series A Preferred Share shall without further action by the Corporation or the holder thereof be split into and automatically become ten thousand (10,000) Series A Preferred Share (the "Forward Split"); provided, however, no fractional Series A Preferred Share shall be issued in connection with the Reverse Split, and instead, the Corporation shall issue one full share of post-Forward Split Series A Preferred Share to any stockholder who would have been entitled to receive a fractional Series A Preferred Share as a result of the Forward Split."

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this 8th day of September 2025.

By: ____________________________

Name: Dao Chung Cheung

Title: Chief Executive Officer and Director